As filed with the Securities and Exchange Commission on February 19, 2015
Registration No. 333-179778

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________
POST-EFFECTIVE AMENDMENT No. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_________________________________
BofI Holding, Inc.
(Exact name of registrant as specified in its charter)
_________________________________

Delaware	33-0867444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
4350 La Jolla Village Dr., Suite 140
San Diego, California 92122
(858) 350-6200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
_________________________________
Gregory Garrabrants
President and Chief Executive Officer
BofI Holding, Inc.
4350 La Jolla Village Dr., Suite 140
San Diego, California 92122
(858) 350-6200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_________________________________
Copies to:
Allen Z. Sussman, Esq.
Loeb & Loeb LLP
10100 Santa Monica Blvd., Suite 2200
Los Angeles, California 90067
(310) 282-2000
_________________________________
Approximate date of commencement of proposed sale to the public: Not Applicable
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filed, or a non-accelerated filer. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒    Accelerated filer ☐    Non-accelerated filer ☐    Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
On February 28, 2012, BofI Holding, Inc. (the “Registrant”) filed with the Securities and Exchange Commission a registration statement on Form S-3, Registration No. 333-179778 (the “Registration Statement”), registering common stock, preferred stock, debt securities, warrants, subscription rights and units (collectively referred as “securities”) in amounts, at prices and on terms described in supplements to the prospectus. The aggregate amount of the securities offered by the Registration under this prospectus was not to exceed $200,000,000. In addition, selling stockholders named in the prospectus had the option to offer, from time to time and in one or more offerings, up to $50,000,000 of our common stock. The Registration Statement was declared effective on March 27, 2012. The Registrant completed sales of common stock totaling $100,000,000 under the Registration Statement. No other securities were sold by Registrant or any selling stockholder under the Registration Statement.
The Registrant files this Post-Effective Amendment No. 1 to the Registration Statement to deregister, as of the effectiveness of this post-effective amendment, all securities unsold under the Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Post-Effective Amendment No. 1 to Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California, on this February 19, 2015. No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

BofI HOLDING, INC.

By:	/s/ Andrew J. Micheletti
Name:	Andrew J. Micheletti
Title:	Executive Vice President and Chief Financial Officer